UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013 (May 2, 2013)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(f)

State Auto Financial Corporation (the “Company”) has a Long-Term Incentive Plan under which grants of cash-based performance award units (“PAUs”) are made to its Named Executive Officers (“NEOs”) and other members of the Leadership Team. The value of a PAU is dependent upon the State Auto Group’s relative performance to a peer group of other property and casualty insurers (the “LTIP Peer Group”) during a three-year performance period. The value of the PAU awards to the NEOs for the three-year performance period ended December 31, 2012 (the “2010-2012 performance period”), was omitted from the Company’s definitive Proxy Statement dated April 2, 2013 (the “2013 Proxy Statement”) because, as of that date, the final LTIP Peer Group data for the 2010-2012 performance period was not available to the Company.

On May 2, 2013, the Company’s Compensation Committee approved PAU awards for the 2010-2012 performance period for the NEOs identified in the 2013 Proxy Statement. Set forth below are the non-equity incentive compensation and total compensation for each NEO reported in the Summary Compensation Table on Page 53 of the 2013 Proxy Statement, as recalculated to include the value of the PAU awards for the 2010-2012 performance period.

Named Executive Officer	Year	Non-Equity Incentive Plan Compensation ($)(1)	Total ($)
Robert P. Restrepo, Jr.,	2012	383,022	2,659,698
Steven E. English	2012	207,840	817,079
Jessica E. Buss	2012	385,891	798,810
Clyde H. Fitch	2012	241,759	742,070
James A. Yano	2012	124,153	583,530

(1)	For the total 2012 non-equity incentive plan compensation, the dollar amounts shown in this column reflect the aggregate amount of the following awards earned in 2012 by each NEO under the Long-Term Incentive Plan, the Company performance component of the LBP and the individual performance component of the LBP:

Named Executive Officer	Long-Term Incentive Plan PAU Award ($)	LBP Company Performance Award ($)	LBP Individual Performance Award ($)	Total Non-Equity Incentive Plan Compensation Awards ($)
Robert P. Restrepo, Jr.	214,043	28,579	140,400	383,022
Steven E. English	73,710	14,600	119,530	207,840
Jessica E. Buss	130,175	176,126	79,590	385,891
Clyde H. Fitch	67,568	84,941	89,250	241,759
James A. Yano	48,825	7,328	68,000	124,153

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The Company’s annual meeting of shareholders (the “2013 Annual Meeting”) was held on May 3, 2013.

(b)	The following is a brief description and vote count on all items voted on at the 2013 Annual Meeting:

Proposal One – Election of Directors.

The following persons were elected to serve as Class I directors to hold office until the 2016 annual meeting of shareholders and until a successor is elected and qualified, with each director nominee receiving the votes as indicated below:

Nominee	Shares Voted “For”	Shares Voted “Withheld”	Broker Non-votes
Robert E. Baker	36,643,679	231,729	2,390,570
Thomas E. Markert	36,652,591	222,817	2,390,570
Alexander B. Trevor	36,649,244	226,164	2,390,570

Proposal Two – Amendment to the 2009 Equity Incentive Compensation Plan and reaffirmation of the material terms of such plan as modified by such amendment.

This Proposal was approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Non-votes
36,023,243	815,754	36,411	2,390,570

Proposal Three – Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013.

This Proposal was approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Non-votes
38,519,363	712,224	34,391	—

Proposal Four – Advisory vote on compensation paid to named executive officers, as disclosed in the proxy materials.

This Proposal was approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Non-votes
36,436,224	385,500	53,684	2,390,570

(c)	Not applicable.

Section 8.	Other Events

Item 8.01	Other Events.

At the Company’s Board of Directors meeting held on May 3, 2013, Paul S. Williams was re-elected as the Lead Director of the Board.

At the same Board meeting, the following directors were appointed or re-appointed to the following Board committees:

•	Audit Committee: Chairperson Eileen A. Mallesch, Thomas E. Markert, David R. Meuse, Alexander B. Trevor and Paul S. Williams

•	Compensation Committee: Chairperson Robert E. Baker, David J. D’Antoni, David R. Meuse, S. Elaine Roberts and Paul S. Williams.

•	Nominating and Governance Committee: Chairperson David J. D’Antoni, Eileen A. Mallesch, David R. Meuse, Alexander B. Trevor and Paul S. Williams

•

Investment and Finance Committee: Chairperson David R. Meuse, Robert E. Baker, David J. D’Antoni, Eileen A. Mallesch, Thomas E. Markert, Robert P. Restrepo, Jr., S. Elaine Roberts and Alexander B. Trevor

•	Independent Committee: Chairperson Alexander B. Trevor, Robert E. Baker, David J. D’Antoni, Eileen A. Mallesch, Thomas E. Markert and S. Elaine Roberts

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: May 8, 2013	By /s/ James A. Yano
Vice President, Secretary and General Counsel